UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2006
Date of Report (Date of earliest event reported)

FACEPRINT GLOBAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-51853	33-0619256
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1111 E. Herndon Ave., Suite 115
Fresno, California 93720

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (559) 436-1060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding FacePrint Global Solutions, Inc. beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause FacePrint Global Solutions, Inc.’s actual results to differ from management's current expectations are contained in FacePrint Global Solutions, Inc.’s filings with the Securities and Exchange Commission. FacePrint Global Solutions, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 8.01 Other Events

On November 15, 2006, FacePrint Global Solutions, Inc. (“FacePrint”, “we” or “us”) received a “Wells Notice” from the staff of the U.S. Securities and Exchange Commission (the “SEC”) in connection with alleged violations of Sections 5(a) and 5(c) of the Securities Act of 1933 (the “Securities Act”) and Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rules 12b-20, 13a-1 and 13a-13 thereunder.

Additionally, on November 15, 2006, Mr. Pierre Cote, our Chief Executive Officer received a “Wells Notice” from the staff of the SEC in connection with alleged violations of Sections 5(a), 5(c) and 17(a) of the Securities Act and Sections 10(b), 13(a), and 16(a) of the Exchange Act and Rules 10b-5, 12b-20, 13a-1, 13a-13, and 16a-3 thereunder.

  The “Wells Notice” notified us that the SEC staff intends to recommend that the SEC bring a civil action against us and Mr. Cote for alleged violations of U.S. securities laws. Under the SEC’s procedures, we can avail ourselves of the opportunity to make a “Wells Submission” and respond to the SEC staff before it makes a formal recommendation to the SEC regarding whether any action should be brought against us.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

FACEPRINT GLOBAL SOLUTIONS, INC.

November 27, 2006	By:	/s/ PIERRE COTE
Pierre Cote
Chief Executive Officer
(Principal Executive Officer)